                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                        CASCADE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
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
                                 [LOGO]

To the Shareholders:

    The 1998 Annual Meeting will be held at the Renaissance Room, Governor Hotel, 611 SW 10th Avenue, Portland, Oregon, on Thursday, May 14, 1998, at 10:00 a.m., Pacific Daylight Time, for the following purposes:

    1. To elect Directors.

    2. To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on April 3, 1998 will be entitled to vote at the meeting.

    IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE SO THAT YOUR SHARES WILL BE VOTED. THE ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                          JAMES P. MILLER

                                          Secretary

Portland, Oregon

April 14, 1998

                                PROXY STATEMENT

    This proxy statement and the accompanying proxy form are being mailed to security holders April 14, 1998 in connection with the solicitation of proxies by the Board of Directors of Cascade Corporation for the annual meeting of shareholders, which will be held for the purposes stated in the Notice of Annual Meeting. Common shareholders of record at of the close of business April 3, 1998 will be entitled to one vote at the meeting for each share held. Anyone who gives a proxy may revoke the proxy at any time before it is exercised by giving notice of the revocation to the Secretary of the Corporation, or may still vote in person.

    As of April 3, 1998, there were 11,862,206 common shares (Common Stock) and one special voting share outstanding. The special voting share was issued to TD Trust Company, as trustee for Couphar Ltd., holder of exchangeable preference shares issued by a subsidiary of the Corporation in connection with the acquisition of Kenhar Corporation (the Exchangeable Shares). As of April 3, 1998, 1,100,000 Exchangeable Shares were outstanding. Each Exchangeable Share may be exchanged for one share of the Corporation's common stock. The holder of the special voting share is entitled to cast a number of votes on matters presented to holders of common stock equal to the number of Exchangeable Shares outstanding. TD Trust Company is required to vote the special voting share as instructed by Couphar Ltd.

                             ELECTION OF DIRECTORS

    Eleven directors are to be elected at the Annual Meeting to serve until the 1999 Annual Meeting or until a successor is elected. The accompanying proxy will be voted in favor of those nominees named below or, if any of them is unable to serve, for another nominee designated by the Board of Directors. Directors are elected by a plurality of the votes cast. Abstentions or broker non-votes will not affect the determination of a plurality. With the exception of Mr. Mercier, each nominee listed was elected to the Board at the 1997 Annual Meeting.

JOSEPH J. BARCLAY               Director since     Age 65
                                1972
Chairman of the Corporation, served as Chief Executive Officer from August, 1993 until May, 1996, and was formerly President and
Chief Executive Officer. He is a director of Granite Construction
Incorporated.

ROBERT C. WARREN, JR.           Director since     Age 49
                                1982
President and Chief Executive Officer of the Corporation, served as President and Chief Operating Officer until May 1996, and was formerly Vice President--Marketing. He is a director of ESCO
Corporation, a manufacturer of high alloy steel products.

WILLIAM J. HARRISON             Director since     Age 58
                                1997
Executive Vice President of the Corporation and President and
Chief Executive Officer of Kenhar Corporation, a subsidiary of the
Corporation which manufactures forks and related lift truck equip-
ment. Mr. Harrison was General Chairman of Kenhar Corporation
prior to its acquisition in March, 1997. He is also a director of
Linamar Corporation.

RICHARD C. HIRE                 Director since     Age 70
                                1972
Retired Vice President--Finance and Secretary of the Corporation.

ERIC HOFFMAN                    Director since     Age 74
                                1980
Chairman of Hoffman Corporation, General Contractors.

C. CALVERT KNUDSEN              Director since     Age 73
                                1974
Director of West Fraser Timber Co., Ltd., a trustee of the
Washington Research Foundation, retired Chairman and Chief
Executive Officer of MacMillan Bloedel, Ltd., a director of The
Ostrum Company and Chairman of The Dundee Wine Company.

NICHOLAS R. LARDY               Director since     Age 52
                                1993
Senior Fellow at The Brookings Institution, a policy research institution.

ERNEST C. MERCIER               Director since     Age 65
                                1997
Chairman of Oxford Properties Group Inc. and Pencor Petroleum,
Ltd. He is also a director of Camvec Corporation, International
Comfort Products Corporation and Golden Star Resources, Ltd.

JAMES S. OSTERMAN               Director since     Age 59
                                1994
President of Outdoor Products Group, Oregon Cutting Systems,
Division of Blount, Inc., a diversified manufacturer.

JACK B. SCHWARTZ                Director since     Age 61
                                1995
Partner in the law firm of Newcomb, Sabin, Schwartz & Landsverk,
LLP, and Assistant Secretary of the Corporation. He is a director of Macheezmo Mouse Restaurants, Inc.

NANCY A. WILGENBUSCH            Director since     Age 50
                                1997
President of Marylhurst College. She is a director of Pacificorp, an energy company, Power Cor, an Australian subsidiary of
Pacificorp, and the Portland Branch of the Federal Reserve Bank of
San Francisco.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information as to share ownership by directors and the executive officers named in the Summary Compensation Table below. Because the Exchangeable Shares are exchangeable into Common Stock at the holder's option on a one-for-one basis, the share totals and percentage calculations assume the conversion of all outstanding Exchangeable Shares into Common Stock.

    Except as noted in the table, the Corporation is aware of no holder of 5% or more of any class of shares outstanding as of April 3, 1998, other than ICM Asset Management, Inc., 601 W. Main Avenue, Suite 600, Spokane, Washington 99201, which held 1,437,950 shares of Common Stock (sole voting power as to 1,055,250). Share ownership indicated for Messrs. Warren, Knudsen and Schwartz includes 1,654,592 shares of Common Stock held as co-Trustees of the Robert C. and Nani S. Warren Revocable Trust. Mr. Warren has sole voting power as to Trust shares, and Messrs. Warren, Knudsen and Schwartz have shared investment powers. Messrs. Knudsen and Schwartz disclaim beneficial ownership in Trust shares. The address of the Trust and the trustees is c/o P.O. Box 20187, Portland, Oregon 97294-0187.

                                                AMOUNT AND NATURE OF
                                             BENEFICIAL OWNERSHIP AS OF       PERCENT
                  NAME                                 4/3/98               OF CLASS (4)
-----------------------------------------  ------------------------------  --------------
Robert C. Warren, Jr.                                  1,717,175(3)              13.0%
C. Calvert Knudsen                                     1,662,791                 12.6%
Jack B. Schwartz                                       1,776,773(1)              13.5%
William J. Harrison                                    1,110,000(2)(4)            8.4%
Joseph J. Barclay                                        141,809(3)               1.1%
Richard C. Hire                                           32,856                  0.2%
Eric Hoffman                                               8,187                  0.1%
Nicholas R. Lardy                                          2,917
James S. Osterman                                            787
Nancy Wilgenbusch                                            187
Ernest Mercier                                               187
James P. Miller                                            4,919(3)
Gregory S. Anderson                                        4,787(3)
Terry H. Cathey                                            3,452(3)

14 Officers and Directors as a group                   3,157,643(4)              23.9%

---------------------------------

(1) Includes shared voting and investment powers as to 128,394 shares, or 1.0% of those outstanding, beneficially owned by a charitable foundation, as to which Mr. Schwartz disclaims beneficial ownership.

(2) Includes 5,000 shares owned by W.J. Harrison Holdings, Ltd. "Holdings," a corporation owned by Mr. Harrison, and 5,000 shares owned by Mr. Harrison and his spouse through a corporation. Holdings also controls Couphar Ltd., which in turn owns 100% of the outstanding Exchangeable Shares. The address of Mr. Harrison and Couphar, Ltd. is P.O. Box 1508, Guelph, Ontario, Canada N1H 6N9.

(3) Includes shares issuable upon exercise of currently vested stock options or options that will vest within 60 days of April 1, 1998 as follows: Mr. Warren, 4,330 shares; Mr. Barclay, 6,595 shares; Mr. Miller, 3,089 shares; Mr. Anderson 1,698 shares; and Mr. Cathey, 3,452 shares.

(4) Includes 1,100,000 Exchangeable Shares.

INFORMATION CONCERNING THE BOARD AND ITS COMMITTEES

    The Board of Directors has standing Audit, Compensation, and Nominating Committees. The Audit Committee, consisting of Messrs. Knudsen, Hire, Hoffman, and Osterman, recommends annually to the Board the engagement of independent certified public accountants; determines their independence; reviews their professional services and the fees charged; and reviews the scope of the audit and matters relating to it. The Compensation Committee, consisting of Messrs. Barclay, Hoffman and

Knudsen, is responsible for recommending compensation levels and programs applicable to the Corporation's executive management. The Nominating Committee, established in 1997, consists of Messrs. Warren, Knudsen, and Lardy. It is responsible for proposing candidates to fill vacancies which may arise on the Board of Directors. The Nominating Committee will consider prospective nominees recommended in writing by shareholders. Shareholders should address recommendations to the Committee at the Executive Offices of the Corporation.

    The Board of Directors met six times during the year ended January 31, 1998, the Audit Committee met twice, and the Compensation Committee met once. The Nominating Committee did not meet. Each director attended at least 75% of meetings of the Board and committees on which he or she served with the exception of Ms. Wilgenbusch. Directors who are not employees of the Corporation received a $12,000 retainer, and attendance fees of $750 for each Board meeting and $500 for each committee meeting attended during the year.

CERTAIN TRANSACTIONS

    During the year ended January 31, 1998, the Corporation paid Mr. Barclay $526,350 pursuant to an employment agreement entered into in March of 1993. Pursuant to the agreement, the Corporation granted Mr. Barclay an option to purchase 5,666 common shares at a price of $15.25 per share, the quoted New York Stock Exchange price as of the grant date, and purchased 60,000 shares of common stock from him for $17.25 per share, the quoted New York Stock Exchange price, or total consideration of $1,035,000. The Corporation also contributed $11,150 on Mr. Barclay's behalf to the Cascade Corporation Savings and Investment Plan, a qualified retirement plan under Section 401(k) of the Internal Revenue Code. The employment agreement expired March 28, 1998. During the year, Mr. Barclay also received a lump sum payment of $646,713, representing the actuarial value of his accrued benefit, upon termination of the Cascade Corporation Retirement Plan. Upon the expiration of his employment agreement, Mr. Barclay became entitled to a lump sum severance benefit approximating $1,102,912 under a supplemental retirement program for certain employees.

    In March, 1996, the Corporation agreed to retain Mr. Hire, a Director, to render consulting services for a period of three years for a fee of $25,000 per year, payable after March 1, 1998.

    During the year ended January 31, 1998, the Corporation paid Hoffman Corporation $2,608,034 pursuant to a contract for construction of an office addition and other improvements to its Portland, Oregon plant. Eric Hoffman, a Director, is chairman and a major shareholder of Hoffman Corporation. The contract was awarded in 1996 after a Hoffman Corporation proposal was determined to be superior to competing proposals.

    Newcomb, Sabin, Schwartz & Landsverk, LLP, a firm in which Jack B. Schwartz, a director, is a partner, renders legal services to the Corporation in the ordinary course of business. During the year ended January 31, 1998, the Corporation paid the firm fees approximating $570,297 for such services and additional services in connection with environmental matters and related litigation.

    In connection with the purchase of the shares of Kenhar Corporation March 11, 1997, the Corporation entered into certain agreements with William J. Harrison, who was subsequently elected a director, and Couphar Ltd., a corporation controlled by Mr. Harrison, which provided for (a) Mr. Harrison's employment as Executive Vice President and President and Chief Executive Officer of its Kenhar Corporation subsidiary through March 10, 2000 at an annual base salary not less than $200,000 and an incentive bonus, together with health insurance, pension and certain other benefits; (b) nomination of Mr. Harrison for election as a Director at appropriate meetings of shareholders through March 10, 2000; and (c) registration under the Securities Act of 1933 for common shares obtained by Couphar Ltd. through exchange of preference shares of a Cascade subsidiary to the extent such registration is necessary to permit sale of specified, limited amounts of such shares, with no limitation applicable in the event of Mr. Harrison's death or the termination of his employment.

SECTION 16 (A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    The Corporation believes that during the year ended January 31, 1998, its officers, directors and holders of more than 10% of any class of the Corporation's shares complied with all Section 16(a) filing requirements. In making this statement, the Corporation has relied upon the representations of its officers and directors and forms received by the Corporation in connection with Section 16(a) filings.

                         EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth certain information concerning the compensation of the Corporation's Chief Executive Officer and each of its four other most highly compensated executive officers for the year ended January 31, 1998, and each of the prior two fiscal years.

                                                                           ANNUAL COMPENSATION
NAME AND                                                              -----------------------------     ALL OTHER
PRINCIPAL POSITION                                           YEAR       SALARY    INCENTIVE PAYMENT  COMPENSATION(1)
---------------------------------------------------------  ---------  ----------  -----------------  ----------------
Robert C. Warren, Jr.....................................       1997  $  275,004     $    82,500        $   85,979
President and Chief                                             1996     156,000         303,618            10,903
Executive Officer                                               1995     130,000         365,212             9,820

James P. Miller..........................................       1997     220,954          60,000            11,150
Executive Vice President,                                       1996     111,246         131,568             5,892
Secretary                                                       1995      84,300          89,099             5,884

William J. Harrison......................................       1997(2)    176,923         80,490           25,043
Executive Vice President

Terry H. Cathey..........................................       1997     150,000          45,000            57,508
Vice President--                                                1996     105,600         150,809             8,372
Material Handling Operations                                    1995      94,200         178,199             7,536

Gregory S. Anderson......................................       1997     120,000          36,000             9,433
Vice President--                                                1996      93,900          91,086             7,411
Human Resources                                                 1995      84,300         106,919             6,744

------------------------

(1) The amounts shown are contributions by the Corporation to the Cascade Corporation Savings and Investment Plan, a qualified plan under Section 401(k) of the Internal Revenue Code, for the benefit of the named executive officers except Mr. Harrison, and lump sum benefits paid to Messrs. Warren and Cathey of $74,829 and $46,906 respectively, upon termination of the Cascade Corporation Retirement Plan. The amount shown for Mr. Harrison was paid into a defined benefit plan. The plan will provide Mr. Harrison an annual pension of $35,532 assuming he remains employed by the Corporation until the retirement age of 65 at his present compensation level.

(2) Mr. Harrison became an officer of the Corporation in March 1997.

COMPENSATION PURSUANT TO STOCK OPTIONS

    The following information is furnished for the year ended January 31, 1998, with respect to the named executive officers with respect to options granted and outstanding under the 1995 Senior Managers' Incentive Stock Option Plan.

                                                                                      POTENTIAL REALIZABLE
                                                                                                              AGGREGATE
                                NUMBER OF        % OF                                   VALUE AT ASSUMED       OPTIONS
                               SECURITIES        TOTAL                                ANNUAL RATES OF STOCK  OUTSTANDING
                               UNDERLYING       OPTIONS                                PRICE APPRECIATION       AS OF
                                 OPTIONS      GRANTED TO     EXERCISE                  FOR OPTION TERM(2)    JANUARY 31,
                                 GRANTED       EMPLOYEES       PRICE     EXPIRATION   ---------------------     1998
NAME                             IN 1997        IN 1997      PER SHARE     DATE(1)       5%         10%          (3)
----------------------------  -------------  -------------  -----------  -----------  ---------  ----------  -----------
Robert C. Warren, Jr........        6,667           4.89%    $   16.50     5/12/2007  $  55,607  $  153,705   $  16,315
James P. Miller.............        5,246           3.85%        15.25     5/12/2007     50,313     127,502      12,273
William J. Harrison.........        5,246           3.85%        15.25     5/12/2007     50,313     127,502       5,246
Gregory S. Anderson.........        3,148           2.31%        15.25     5/12/2007     30,191      76,511       9,800
Terry H. Cathey.............        3,935           2.89%        15.25     5/12/2007     37,739      95,638      11,347


                                VALUE OF
                               UNEXERCIZED
                              IN-THE- MONEY
                               OPTIONS AT
                               JANUARY 31,
                                  1998
NAME                               (3)
----------------------------  -------------
Robert C. Warren, Jr........    $       0
James P. Miller.............        2,308
William J. Harrison.........        2,308
Gregory S. Anderson.........        1,385
Terry H. Cathey.............        1,731

------------------------

(1) Under the terms of the Stock Option Plan, options are granted at fair market value (110% of fair market value in Mr. Warren's case) and generally may not be exercised until the employee has completed three years of continuous employment with Company or its subsidiaries from the grant date. Options have a term of ten years and generally terminate on the date of the optionee's termination of employment with the corporation, or in the event of death or disability, on the first anniversary of the optionee's termination of employment.

(2) Potential Realizable Value calculation assumes appreciation at the rate shown beginning on the date of grant through the option expiration date.

(3) No options were exercisable during the year ended January 31, 1998.

                        COMPENSATION COMMITTEE'S REPORT
                           ON EXECUTIVE COMPENSATION

    The Compensation Committee is in the process of determining longer-range executive salary levels and incentive policies tied to profit and performance goals, taking into account the effect of the acquisition of five companies just prior to and during the year ended January 31, 1998. For the interim, recognizing the demands the acquisitions have placed upon the Corporation's executive staff, the Committee recommended, and the Board of Directors approved, increases in base salary payments to certain executives, base salary levels for newly created offices, and bonus payments for each executive approximating 30% of base salary.

    The Committee annually reviews and approves the compensation of the Chief Executive Officer. Pending completion of its salary and incentive study, the Committee believes his salary and bonus are reasonable, and, taken as a whole, fall within the general range of compensation for executives with like responsibilities in comparable companies and industries.

    Joseph J. Barclay, a member of the Committee, was Chief Executive Officer of the Corporation until May 14, 1996.

                                          COMPENSATION COMMITTEE
                                          Joseph J. Barclay
                                          Eric Hoffman
                                          C. Calvert Knudsen

                               PERFORMANCE GRAPH

    The following graph compares the annual percentage change in the cumulative shareholder return on the Corporation's Common Stock with the cumulative total return of the NASDAQ Non-Financial Index, and the cumulative total return of an industry group of peer companies in each case assuming investment of $100 on January 31, 1993, and reinvestment of dividends.

                               TOTAL RETURN CHART

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              CASCADE CORPORATION        PEER GROUP*        NASDAQ NON-FINANCIAL
Jan-93                            100               100                          100
Jan-94                            100               134                          116
Jan-95                            117               135                          108
Jan-96                            136               176                          152
Jan-97                            171               240                          197
Jan-98                            168               225                          224

* The peer group comprises the following companies: Agco Corp., Alamo Group Inc., Arts Way Mfg. Inc., Astec Inds. Inc., Farr Co., Gehl Co., Gencor Inds. Inc., Jlg Inds. Inc., Lindsay Mfg. Co., Nordson Corp., Peerless Mfg. Co., SI Handling Sys. Inc., Utilx Corp., Valmont Inds. Inc.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    Price Waterhouse LLP, an independent certified public accounting firm, has been selected to continue to serve the Corporation in that capacity for the current fiscal year. The Corporation expects representatives of Price Waterhouse to be present at the annual meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from shareholders.

SOLICITATION OF PROXIES

    The Corporation may make arrangements with brokerage houses and other custodians to send proxies and proxy-soliciting materials to their principals, and the Corporation may reimburse them for their expense in so doing.

SHAREHOLDER PROPOSALS

    Shareholder proposals intended to be presented at the next annual meeting must be received by the Corporation no later than January 31, 1999, in order to be included in the proxy materials for the meeting.

ANNUAL REPORT

    The Annual Report of the Corporation is being mailed to shareholders with this Notice of Annual Meeting and Proxy Statement. The Annual Report is not incorporated in the Proxy Statement by reference, nor is it part of the proxy-soliciting material.

    A copy of the Corporation's Annual Report on form 10-K filed with the Securities and Exchange Commission is available without charge to record or beneficial shareholders as of the record date. Requests for the form 10-K should be addressed to the Secretary, Cascade Corporation, P.O. Box 20187, Portland, Oregon 97294-0187, the Executive Offices of the Corporation.

                                CASCADE CORPORATION
               PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 14, 1998
            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P
          The undersigned hereby appoints J.P. Miller, R.C. Warren and K.G. Wollenberg as Proxies, each with the power to appoint his substitute,
R and hereby authorizes them to represent, and to vote, as designated hereon, all the shares of common stock of Cascade Corporation held of record by the undersigned on April 3, 1998, at the Annual Meeting of
O Shareholders to be held at the Governor Hotel, 611 S.W. Tenth Avenue, Portland, Oregon 97205, on May 14, 1998, and at any adjournment or postponement thereof.
X
          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELEVEN NOMINEES FOR ELECTION AS DIRECTORS.
Y
          THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, WILL BE VOTED FOR THE ELEVEN NOMINEES FOR ELECTION AS DIRECTORS.

          (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE.)


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

                         Please mark your vote as indicated in this example  /X/
--------------------------------------------------------------------------------

Item 1:   Election of 11 Directors

                    FOR ALL NOMINEES        WITHHELD ALL NOMINEES

                         /  /                       /  /


For, except vote withheld from the following nominee(s):

-----------------------------------------------------------------------------
NOMINEES: J.J. Barclay, R.C. Hire, W.J. Harrison, Eric Hoffman, C.C. Knudsen, N.R. Lardy, E.C. Mercier, J.S. Osterman, J.B. Schwartz, R.C. Warren, Jr. and N.A. Wilgenbusch.


--------------------------------------------------------------------------------

Please sign exactly as your name appears. When shares are held by joint tenants, both should sign. When signing as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized person.


Date                                     1998
    -------------------------------------


---------------------------------------------
               Signature


---------------------------------------------
               Signature



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